United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024
Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

200 East Randolph Drive,	Chicago,	IL	60601
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(312)	782-5800
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	JLL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure

On February 27, 2024, Jones Lang LaSalle Incorporated ("we", the “Company” or “JLL”), announced certain financial reporting changes, effective January 1, 2024. On May 1, 2024, we provided certain recast financial information on our Investor Relations website at ir.jll.com.
As previously disclosed, we revised the definitions of Adjusted EBITDA and Adjusted net income attributable to common shareholders to exclude equity earnings/losses associated with JLL Technologies and LaSalle investments. Retrospectively through the first quarter of 2020, quarterly results have been recast to conform to the revised presentation and are available on our Investor Relations website at ir.jll.com. Exhibit 99.1 to this Form 8-K contains recast historical financial information that we posted to our Investor Relations website.
In addition, to conform with the agreed-to standard definition developed by industry groups National Council of Real Estate Investment (NCREIF), European Association for Investors in Non-Listed Real Estate Vehicles (INREV) and Asian Association for Investors in Non-Listed Real Estate Vehicles, we revised the calculation of assets under management (“AUM”) to include uncalled committed capital and cash held. Retrospectively through the first quarter of 2023, quarterly amounts have been recast to conform to the revised presentation and are available on our Investor Relations website at ir.jll.com. Exhibit 99.1 includes the recast historical financial information.
Finally, as previously disclosed, we will no longer report the non-GAAP measures "Fee revenue" and "Fee-based operating expenses" following the conclusion of a comment letter from the Securities and Exchange Commission Staff in February 2024. Given the absence of “Fee revenue” in our reported financials and in accordance with U.S. GAAP, we will no longer report Adjusted EBITDA margin. It is important to note this reporting change has no impact on how we manage our business, our Net income attributable to common shareholders, our Earnings per share (EPS) or our cash flow. In addition, nearly all of the information we previously provided will be included in, or can be directly calculated from, the new reporting format beginning with our first quarter 2024 reporting cycle. Exhibit 99.1 reflects these additional changes in financial reporting.
The information in this Current Report, including the exhibits, shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This information will not be deemed an admission as the materiality of any information contained herein that is required be disclosed solely by Regulation FD.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Reporting Changes Effective January 1, 2024, and Recast Financials
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2024
Jones Lang LaSalle Incorporated

By: /s/ Karen Brennan
Name: Karen Brennan
Title: Chief Financial Officer